UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
May 15, 2025
COMMISSION FILE NUMBER 1-6780
RAYONIER INC.
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
1 Rayonier Way
Wildlight, Florida 32097
(Principal Executive Office)
Telephone Number: (904) 357-9100
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Exchange
COMMON STOCK, $0.00 PAR VALUE	RYN	New York Stock Exchange
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities
Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

RAYONIER INC.

		PAGE
Item 5.07.	Submission of Matters to a Vote of Security Holders.	1
	Signature	2

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of Shareholders of Rayonier Inc. (the “Company”) was held on May 15, 2025 (the “Annual Meeting”). At the Annual Meeting, shareholders of the Company (1) approved the election of all nine of the director nominees to terms expiring at the 2026 annual meeting of shareholders, (2) approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement, and (3) ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for 2025.

The final voting results were as follows:

				Broker
Election of Directors, Terms Expire in 2026	Votes For	Votes Against	Abstain	Non-Votes
Keith Bass	133,288,971	3,838,658	130,414	7,546,863
Gregg A. Gonsalves	135,964,103	1,142,371	151,569	7,546,863
Scott R. Jones	135,449,362	1,679,423	129,258	7,546,863
V. Larkin Martin	134,509,647	2,608,339	140,057	7,546,863
Mark D. McHugh	136,708,310	446,359	103,374	7,546,863
Meridee A. Moore	135,904,793	1,246,498	106,752	7,546,863
Ann C. Nelson	135,771,666	1,387,556	98,821	7,546,863
Matthew J. Rivers	136,564,554	588,727	104,762	7,546,863
Andrew G. Wiltshire	136,483,563	669,064	105,416	7,546,863

				Broker
	Votes For	Votes Against	Abstain	Non-Votes
Non-binding Advisory Vote on the Compensation of Our Named Executive Officers	131,872,552	5,152,726	232,765	7,546,863

				Broker
	Votes For	Votes Against	Abstain	Non-Votes
Ratification of Independent Registered Public Accounting Firm	143,949,728	690,681	164,497	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ MARK R. BRIDWELL
Mark R. Bridwell
Senior Vice President, General Counsel and Corporate Secretary

May 15, 2025

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